                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: October 18, 2002

                          VALLEY FINANCIAL CORPORATION

       VIRGINIA                   33-77568                    54-1702380

(State of Incorporation)         (Commission               (I.R.S. Employer
                                 File Number)            Identification Number)


                             36 Church Avenue, S.W.
                             Roanoke, Virginia 24011

                    (Address of principal executive offices)

                                 (540) 342-2265

                (Issuer's telephone number, including area code)

Item 5. Other Events.

     Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank, announced on October 17, 2002 its financial results for the period ended September 30, 2002. The financial results are detailed in the Company's Press Release dated October 17, 2002 filed as Exhibit A to this Form 8-K and incorporated by reference herein.

     The Company's common stock is traded over the counter under the symbol
VYFC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VALLEY FINANCIAL CORPORATION

Date: October 18, 2002                  /s/ A. Wayne Lewis
                                        ----------------------------------------

                                        A. Wayne Lewis, Executive Vice President

FOR RELEASE 5:00 p.m. October 17, 2002                                 EXHIBIT A
--------------------------------------                                 ---------

VALLEY FINANCIAL CORPORATION
36 Church Avenue, S.W.
Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
A. Wayne Lewis, Executive Vice President and Chief Operating Officer
(540) 342-2265


VALLEY FINANCIAL CORPORATION REPORTS RECORD QUARTERLY EARNINGS

ROANOKE, VIRGINIA. October 17, 2002 -- Roanoke-based Valley Financial Corporation announced today its consolidated financial results, including the highest quarterly net income in its history. For the three months ended September 30, 2002 Valley Financial reported net income of $578,000 compared with $455,000 for the same three months of 2001, a 27% increase. Fully diluted earnings per share were $.30 in 2002's third quarter versus $.24 in 2001. The Company's return on average total assets was 1.00% for the third quarter and its return on average shareholders' equity was 12.91%, compared with 1.05% and 11.59%, respectively, reported for the same period in 2001.

At September 30, 2002 Valley Financial's total assets were $239,747,000, total deposits were $171,804,000, total loans stood at $173,456,000 and total shareholders' equity was $18,466,000. Compared with September 30, 2001 the Company experienced increases of $66,038,000 or 38% in total assets, $36,621,000 or 27% in total deposits and $37,287,000 or 27% in total loans over the twelve-month period. With total capital representing over 10% of risk-adjusted total assets, the Company meets the regulatory minimum to be considered "well capitalized."


                                    - MORE -

Press Release
Valley Financial Corporation
October 17, 2002
Page 2

Net income for the first nine months of 2002 was $1,567,000 compared with $1,142,000 for the same period in 2001, an increase of 37%. Fully diluted earnings per share were $.83 year to date versus $.61 for the same period in 2001. Return on average total assets was 0.98% in the nine months ended September 30, 2002 versus 0.91% in 2001, and return on average total equity was 12.16% in 2002 against 10.00% in 2001.

Ellis L. Gutshall, President and Chief Executive Officer of Valley Financial, stated "The quarter ended September 30 was the third consecutive quarter in 2002 that we reported outstanding increases in earnings and assets. This exceptional financial performance is driven in large part by continued strong growth in earning assets, coupled with a relatively stable interest rate environment compared to last year. The net interest margin for the third quarter was 3.94%, up from 3.88% for the same time last year, and year to date was 4.14% versus 3.75% last year"

Noting that the national economy remains fragile, Gutshall said "We have seen some economic slowdown this year in the local economy, but not to the same extent as nationally. The Roanoke Valley economy typically does not see the same growth rates relative to the nation or other areas in Virginia in an expanding economy, but on the other hand we tend to experience less slowdown in an economic contraction. This is reflected in our asset quality ratios, which have improved markedly from their very respectable levels of a year ago, and compare quite favorably to peers. As of September 30, 2002 non-performing loans were only 0.11% of net loans, and 0% of our loans were past due more than ninety days."

                                    - MORE -

Press Release
Valley Financial Corporation
October 17, 2002
Page 3

Valley Financial Corporation is the holding company for Valley Bank, which opened in 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank currently operates from six full-service offices at 36 Church Avenue, 2203 Crystal Spring Avenue and 1518 Hershberger Road in Roanoke City, 4467 Starkey Road in Roanoke County, 8 East Main Street in the City of Salem and 1003 Hardy Road in the Town of Vinton. Construction is expected to begin soon on a seventh full-service office at the intersection of Route 419 and Keagy Road, next to Lewis-Gale Hospital in the City of Roanoke. The bank's Internet site at www.myvalleybank.com is available for online banking and corporate information.

The Common Stock of Valley Financial Corporation is traded over the counter under the symbol VYFC, and is quoted on the OTC Bulletin Board, an electronic quotation and trade reporting service of the National Association of Securities Dealers.

Information in this press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Valley Financial Corporation's recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-KSB and its other periodic reports.

                                    - END -

Press Release
Valley Financial Corporation
October 17, 2002
Page 4

                          VALLEY FINANCIAL CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                (Dollars in thousands, except per share amounts)

                                       September 30   December 31   September 30
                                           2002           2001          2001
                                           ----           ----          ----

Total assets                             $239,747       $193,868      $173,709
Total loans                               173,456        147,573       136,169
Investments                                51,726         33,265        26,650
Deposits                                  171,804        138,866       135,183
Borrowed funds                             47,914         37,171        20,387
Stockholders' equity                       18,466         16,304        16,052
Non-performing assets to net loans           0.11%          0.37%         1.09%
 and foreclosed properties

Loans past due more than 90 days to         0.00%          0.02%         0.73%
 total loans
Allowance for loan losses to net loans      1.12%          1.00%         1.02%
Book value per share, exclusive of          9.88           9.02          8.71
 accumulated other comprehensive
 income (loss)*

* Adjusted as necessary to reflect the 3 - for - 2 stock split effective May 30, 2002

Press Release
Valley Financial Corporation
October 17, 2002
Page 5

                          VALLEY FINANCIAL CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                (Dollars in thousands, except per share amounts)

                                   For the Three Months      For the Nine Months
                                    Ended September 30       Ended September 30
                                    ------------------       ------------------
                                    2002         2001        2002          2001
                                    ----         ----        ----          ----
Interest income                    3,547        3,293     $10,132        $9,695
Interest expense                   1,454        1,726       4,036         5,320
Net interest income                2,093        1,567       6,096         4,375
Provision for loan losses            118           74         516           194
Net interest income after          1,975        1,493       5,580         4,181
     provision for loan losses

Noninterest income                   191          176         554           444
Noninterest expense                1,357        1,015       3,936         3,035
Net income before taxes              809          654       2,198         1,590
Provision for income taxes           231          199         631           448
Net income                          $578         $455      $1,567        $1,142
Basic net income per share*        $0.32        $0.25       $0.86         $0.63
Diluted net income per share*      $0.30        $0.24       $0.83         $0.61
Return on average total assets     1.00%        1.05%       0.98%         0.91%
Return on average total equity    12.91%       11.59%      12.16%        10.00%
Yield on earning assets (TEY)      6.62%        8.03%       6.82%         8.18%
Cost of funds                      2.73%        4.42%       2.75%         4.70%
Net interest margin                3.94%        3.88%       4.14%         3.75%
Overhead efficiency ratio         58.22%       56.80%      58.08%        61.18%

* Adjusted as necessary to reflect the 3 - for - 2 stock split effective May 30, 2002